Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI Reports Increased Third Quarter Revenues and Net Income

New Products Contribute to Continued Improvement

Milwaukee, Wis., May 19, 2005 – ARI (OTCBB:ARIS), a leading provider of sales and profit-building technology services for equipment dealers, today reported results for the third quarter ended April 30, 2005.

Revenues for the third quarter of fiscal 2005 were $3.5 million, a 3% increase from revenues of $3.4 million for the third quarter of the prior year.  Operating income was $554,000 in the third quarter of fiscal 2005, up from operating income of $246,000 for the comparable prior period.  Net income was $495,000 or $0.08 per diluted share for the third quarter of fiscal 2005, compared to net income of $180,000 or $0.03 per diluted share for the same period in fiscal 2004.

“As we expected, our profits continued to grow:  it was our seventh consecutive quarter of year-over-year net income growth.  Overall revenues also grew this quarter after a flat first half of this year, returning to the revenue growth trajectory that began in fiscal 2004.  Compared to the third quarter of last year, revenues from the North American segment of the worldwide equipment industry – our core market – grew by 5%, more than offsetting declines in the non-North American segment and in the non-equipment market,” said Brian E. Dearing, chairman and chief executive officer of ARI.  “Overall, worldwide equipment industry recurring revenues increased 5% versus last year’s third quarter, indicating a growing base of business.”

Dearing said the company’s increased net income was due to the higher revenues and the reduction of approximately $250,000 in non-cash expenses as a result of the completion of the amortization of an acquisition.

“Included in the equipment industry catalog and related revenues are the new revenues from Dealer Marketing Services, an exciting new product area for ARI, which includes ARI MailSmart™ and WebsiteSmart™, as well as from ServiceSmart™, a new product to help end users of equipment manage the maintenance of the units they operate.  While we do not plan to break out these revenues formally until next year, I can tell you that these growth initiatives have generated nearly $250,000 in revenues so far this year,” added Dearing.

“Our newest product, which we introduced late in the third quarter, is ARI WarrantySmart™, an electronic warranty claim processing system to help dealers and manufacturers streamline the warranty administration process.    Together, our new products provide a strong platform for expanding our business by obtaining new customers and enhancing relationships with our existing customers,” said Dearing.

“Also on a positive note, our cash balance at the end of the third quarter exceeded non-trade debt.  At the same time, we are continuing to invest in new product development and in improving the performance of our European catalog business.  We have increased our staff in Europe in order to move from a manufacturer-centric business model to the dealer-centric model which has been so successful for us in the United States,” Dearing continued.  Dearing also noted that ARI is among the small businesses who recently received a one-year extension from the Securities and Exchange Commission for meeting

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ARI Reports Increased Third Quarter Revenues and Net Income

the requirements of Section 404 of the Sarbanes-Oxley Act.  “We were on schedule to complete the necessary work this year.  We will now be able to spread the remaining cost over a longer period of time,” said Dearing.

For the first nine months of fiscal 2005, ARI reported revenues of $10.0 million, compared to revenues of $9.9 million for the same period in the prior year.  Operating income was $1.6 million for the first nine months of fiscal 2005, compared to operating income of $602,000 for the comparable prior period.  Net income was $1.4 million or $0.22 per diluted share for the first nine months of fiscal 2005, compared to net income of $427,000 or $0.07 per diluted share for the first nine months of fiscal 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $767,000 for the third quarter of fiscal 2005, up from $708,000 for the third quarter of fiscal 2004.  For the first nine months of fiscal 2005, EBITDA was $2.3 million, up from  $2.1 million for the same period in the prior year.

 “While we may have fluctuations in the rate of growth from quarter to quarter, overall we believe ARI is entering a period of renewed revenue growth.  Our established core catalog business and innovative new products provide the platform for sustainable, profitable growth:  profits from the catalog business enable us to invest in new products to drive growth, while the recurring nature of the revenue enables that growth to be sustainable.  As indicated previously, we anticipate that we will report increased net income for the year, with EBITDA flat or up slightly as we continue to invest in new products and in improving our operations,” said Dearing.

Dearing added that the company received two awards from the Wisconsin business community in the third quarter – eInnovate’s Technical Knock-Out Award and the IQ (Innovation Quotient) Award from Small Business Times magazine and the Wisconsin Technology Council.  “I am very proud of our employees, whose creativity and dedication to our customers resulted in these awards.”

About ARI

ARI is a leading provider of electronic parts catalogs and related technology and services to increase sales and profits for dealers in the manufactured equipment markets.  ARI currently provides approximately 83 parts catalogs (many of which contain multiple lines of equipment) for approximately 70 equipment manufacturers in the U.S. and Europe.  More than 86,000 catalog subscriptions are provided through ARI to more than 28,000 dealers and distributors in more than 120 countries in a dozen segments of the worldwide equipment market including outdoor power, power sports, ag equipment, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction.  The Company builds and supports a full suite of multi-media electronic catalog publishing and viewing software for the Web or CD and provides expert catalog publishing and consulting services.  ARI also provides dealer marketing services, including technology-enabled direct mail and a template-based dealer website service that makes it quick and easy for an equipment dealer to have a professional and attractive website.  In addition, ARI e-Catalog systems support a variety of electronic pathways for parts orders, warranty claims and other transactions between manufacturers and their networks of sales and service points. ARI currently operates three offices in the United States and one in Europe and has sales and service agents in England and France providing marketing and support of its products and services.

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ARI Reports Increased Third Quarter Revenues and Net Income

Third Quarter Earnings Conference Call

ARI’s Third Quarter Conference Call is scheduled for Thursday, May 19, 2005 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time.  If you would like to participate on a listen-only basis, please pre-register at http://www.myrcplus.com/rsvp-index.asp?CID=8922124.  At that time you will be provided with the numbers to use to join the conference call.  A replay of ARI’s conference call, as well as notes and financial information presented in the call, will also be available on ARI’s website, www.arinet.com, after 6:00 p.m. Central Time on Friday, May 20, 2005.  Click on the “Investor Relations” tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act.  The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning.  Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows.  The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements.  Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements.  For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel:  (414) 973-4380

Fax:  (414) 973-4357

E-mail:  krajcir@arinet.com

ARI Network Services, Inc.
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30		April 30
	2005	2004	2005	2004
Net revenues:
Subscriptions, support and other services fees	$ 2,534	$ 2,263	$ 7,358	$ 6,812
Software licenses and renewals	552	590	1,686	1,783
Professional services	373	505	994	1,341
	3,459	3,358	10,038	9,936
Operating expenses:
Cost of products and services sold:
Subscriptions, support and other services fees	186	98	612	382
Software licenses and renewals *	153	470	452	1,390
Professional services	134	306	264	646
	473	874	1,328	2,418
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	67	38	190	110
Customer operations and support	265	249	784	823
Selling, general and administrative	1,805	1,696	5,259	5,212
Software development and technical support	487	399	1,353	1,102
Operating expenses before amounts capitalized	3,097	3,256	8,914	9,665
Less capitalized portion	(192)	(144)	(498)	(331)
Net operating expenses	2,905	3,112	8,416	9,334
Operating income (loss)	554	246	1,622	602
Other income (expense)
Interest expense	(49)	(55)	(140)	(200)
Other, net	3	(11)	25	25
Total other expense	(46)	(66)	(115)	(175)
Income before provision for income taxes	508	180	1,507	427
Income tax expense	(13)	-	(63)	-
Net income (loss)	$ 495	$ 180	$ 1,444	$ 427

Average common shares outstanding:
Basic	6,008	5,861	5,974	5,812
Diluted	6,598	6,115	6,564	6,066
Basic and diluted net income (loss) per share:
Basic	$0.08	$0.03	$0.24	$0.07
Diluted	$0.08	$0.03	$0.22	$0.07

*	includes amortization of software products of $143, 435, 417, and $1,323 and excluding other depreciation and amortization shown separately

	Reconciliation of Non-Gaap Measures

Earnings before Interest, Taxes, Depreciation and Amortization
Net Income	$ 495	$ 180	$ 1,444	$ 427
Plus: Interest	49	55	140	200
Amortization of software products	143	435	417	1,323
Other depreciation and amortization	67	38	190	110
Income tax expense	13	-	63	-
Earnings before interest, taxes, depreciation and amortization	$ 767	$ 708	$ 2,254	$ 2,060

ARI Network Services, Inc.
Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30	July 31
ASSETS	2005	2004
Current Assets:
Cash	$ 3,632	$ 3,357
Trade receivables, less allowance for doubtful accounts of $86 at
April 30, 2005 and $44 at July 31, 2004	759	1,121
Prepaid expenses and other	148	187
Total Current Assets	4,539	4,665
Equipment and leasehold improvements:
Computer equipment	4,812	4,607
Leasehold improvements	73	73
Furniture and equipment	1,518	1,491
	6,403	6,171
Less accumulated depreciation and amortization	5,820	5,630
Net equipment and leasehold improvements	583	541

Other assets	37	15

Capitalized software product costs	11,142	10,203
Less accumulated amortization	9,650	9,233
Net capitalized software product costs	1,492	970

Total Assets	$ 6,651	$ 6,191

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$ 1,000	$ 1,000
Accounts payable	208	260
Deferred revenue	5,337	5,453
Accrued payroll and related liabilities	949	951
Accrued sales, use and income taxes	182	489
Other accrued liabilities	696	564
Current portion of capital lease obligations	6	10
Total Current Liabilities	8,378	8,727

Long term liabilities:
Notes payable (net of discount)	2,495	3,306
Long term payroll related	568	495
Other long term liabilities	211	211
Capital lease obligations	-	3
Total Long Term Liabilities	3,274	4,015

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding
at April 30, 2005 and July 31,2004, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 6,012,582 and 5,923,034 shares issued and outstanding
at April 30, 2005 and July 31,2004, respectively	5	5
Common stock warrants and options	36	36
Additional paid-in-capital	93,731	93,625
Accumulated deficit	(98,773)	(100,217)
Total Shareholders' Equity (Deficit)	(5,001)	(6,551)

Total Liabilities and Shareholders' Equity (Deficit)	$ 6,651	$ 6,191

ARI Network Services, Inc.
Statements of Cash Flows
(In thousands)
(Unaudited)
		Three months ended		Nine months ended
		April 30		April 30
		2005	2004	2005	2004
	Operating activities
	Net income (loss)	$ 495	$ 180	$ 1,444	$ 427
	Adjustments to reconcile net income (loss) to net cash
	provided by operating activities:
	Amortization of software products	143	435	417	1,323
	Amortization of deferred financing costs, debt discount and
	excess carrying value over face amount of notes payable	(16)	(13)	(58)	(42)
	Depreciation and other amortization	67	38	190	110
	Stock issued as contribution to 401(k) plan	-	-	37	37
	Net change in receivables, prepaid expenses and other
	current assets	(77)	(272)	376	215
	Net change in accounts payable, deferred revenue, accrued
	liabilities and long term liabilities	208	75	(272)	(370)
	Net cash provided by operating activities	820	443	2,134	1,700

	Investing activities
	Purchase of equipment and leasehold improvements	(79)	(29)	(232)	(106)
	Purchase of assets related to acquisitions	-	-	-	(108)
	Software product costs capitalized	(193)	(144)	(939)	(331)
	Net cash used in investing activities	(272)	(173)	(1,171)	(545)

	Financing activities
	Payments under notes payable	(250)	(250)	(750)	(500)
	Payments of capital lease obligations	(1)	(3)	(7)	(19)
	Debt issuance costs incurred	-	-	-	(20)
	Proceeds from issuance of common stock	9	7	69	11
	Net cash used in financing activities	(242)	(246)	(688)	(528)
	Net increase (decrease) in cash	306	24	275	627
	Cash at beginning of period	3,326	2,723	3,357	2,120
	Cash at end of period	$ 3,632	$ 2,747	$ 3,632	$ 2,747

	Cash paid for interest	$ 66	$ 241	$ 197	$ 353
	Cash paid for income taxes	$ -	$ -	$ 55	$ -

	Noncash investing and financing activities
	Issuance of common stock in connection with
	deferred executive compensation	$ -	$ 130	$ -	$ 130
	Issuance of common stock in connection with acquisitions	-	-	-	37
	Exchange of equity to debt	-	-	-	1,000

		Reconciliation of Non-Gaap Measures

	Earn/Burn Rate
	Cash provided by operations	$ 819	$ 443	$ 2,133	$ 1,700
less:	Net change in receivables, prepaid expenses and
	other current assets	77	272	(376)	(215)
	Net change in payables, deferred revenue,
	accrued liabilities and long term liabilities	(208)	(75)	272	370
	Cash used in investing	(271)	(173)	(1,170)	(545)
	Earn/Burn Rate	$ 417	$ 467	$ 859	$ 1,310

Revenue by Industry Sector
(In thousands)

	Three months ended			Nine months ended
	April 30			April 30
			Percent			Percent
Industry Sector:	2005	2004	Change	2005	2004	Change
Equipment Industry
North American
Recurring	$ 2,644	$ 2,495	6%	$ 7,809	$ 7,278	7%
Non-recurring	449	439	2%	1,159	1,174	-1%
Subtotal	3,093	2,934	5%	8,968	8,452	6%

Non-North American
Recurring	227	250	-9%	654	834	-22%
Non-recurring	12	34	-64%	12	168	-93%
Subtotal	239	284	-16%	666	1,002	-34%

Total Equipment Industry
Recurring	2,871	2,745	5%	8,463	8,112	4%
Non-recurring	461	473	-2%	1,171	1,342	-13%
Total	3,332	3,218	4%	9,634	9,454	2%

Non-equipment Industry
Recurring	127	140	-9%	404	482	-16%
Non-recurring	-	-	-100%	-	-	-100%
Total	127	140	-9%	404	482	-16%

Total Revenue
Recurring	2,998	2,885	4%	8,867	8,594	3%
Non-recurring	461	473	-2%	1,171	1,342	-13%
Total	$ 3,459	$ 3,358	3%	$ 10,038	$ 9,936	1%

Revenue by Product in the Equipment Industry
(In thousands)

	Three months ended			Nine months ended
	April 30			April 30
			Percent			Percent
Product:	2005	2004	Change	2005	2004	Change
Catalog and related
Recurring	$ 2,759	$ 2,669	3%	$ 8,116	$ 7,789	4%
Non-recurring	461	456	1%	1,171	1,318	-11%
Subtotal	3,220	3,125	3%	9,287	9,107	2%

Communication
Recurring	112	76	47%	347	323	7%
Non-recurring	-	17	-100%	-	24	-100%
Subtotal	112	93	20%	347	347	0%

Total Equipment Industry	$ 3,332	$ 3,218	4%	$ 9,634	$ 9,454	2%